Exhibit 99.1

KKR & Co. L.P. Announces Second Quarter 2010 Results(1)

Assets under management (“AUM”) totaled $54.4 billion as of June 30, 2010, up from $46.9 billion as of June 30, 2009.

Economic net income (“ENI”) was $433.1 million for the second quarter of 2010, down from pro forma(2) ENI of $613.5 million for the second quarter of 2009.  ENI was $1,107.9 million for the first six months of 2010, up from pro forma ENI of $616.0 million for the first six months of 2009.

Fee related earnings (“FRE”) were $63.3 million and $153.7 million for the second quarter and the first six months of 2010, respectively, up from pro forma fee related earnings of $53.3 million and $92.9 million in the comparable periods of 2009.

GAAP net income attributable to KKR & Co. L.P. was $29.9 million and $143.7 million for the second quarter and first six months of 2010, respectively(3).

Book value was $5.0 billion on a segment basis representing $7.37 per unit as of June 30, 2010.

KKR declares a second quarter distribution of $0.08 per common unit.

KKR received an A rating from Fitch and an A- rating from Standard & Poor’s, in each case with a stable outlook.

Consolidated Results

KKR’s consolidated GAAP results for the quarter and six months ended June 30, 2010 included net income attributable to KKR & Co. L.P. of $29.9 million and $143.7 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.15 and $0.70, respectively.  For the quarter and six months ended June 30, 2009, net income attributable to KKR & Co. L.P. was $365.8 million and $311.2 million, respectively.  The decrease from both prior periods was primarily due to the following factors that were not applicable to the quarter and six months ended June 30, 2009 as a result of the Business Combination that occurred on October 1, 2009: (i) the allocation of approximately 70% of the earnings of KKR to KKR Holdings L.P., (ii) the issuance of equity-based awards which resulted in the recognition of non-cash compensation charges, and (iii) the recognition of corporate income tax expense.

(1) Certain financial measures contained herein, including fee related earnings and economic net income, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  See page 7 for a reconciliation of such measures to financial results prepared in accordance with GAAP.

Information contained herein relating to KKR’s reportable segments are presented prior to giving effect to the allocation of income between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

(2) On October 1, 2009 KKR and KKR & Co. (Guernsey) L.P. completed a transaction to combine their businesses (the “Business Combination”).  Amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to KKR’s unaudited reportable segments on page 23 of this press release for a summary of the applicable adjustments as a result of the Business Combination.

(3) For the second quarter and first six months of 2009, GAAP Net income attributable to KKR & Co. L.P. was $365.8 million and $311.2 million, respectively.  The 2010 and 2009 GAAP periods are not directly comparable as GAAP financial information prior to October 1, 2009 did not reflect certain adjustments that are applicable for periods after October 1, 2009 as a result of the Business Combination.  See “Consolidated Results”.

Total Reportable Segments

Management makes operating decisions, assesses performance and allocates resources based on financial and operating data and measures that are presented without giving effect to the consolidation of any of the funds that KKR manages.  In addition, there are other components of KKR’s reportable segment results that differ from the equivalent GAAP results on a consolidated basis.  These differences are described in the Notes to the Unaudited Reportable Segments on page 23.

AUM was $54.4 billion as of June 30, 2010, a decrease of $0.3 billion or 0.6% compared to AUM of $54.7 billion as of March 31, 2010.  The decrease was primarily due to distributions and redemptions, partially offset by an increase in the fair value of KKR’s private equity portfolio.

Fee paying assets under management (“FPAUM”) were $41.6 billion as of June 30, 2010, a decrease of $0.9 billion or 2.1% compared to FPAUM of $42.5 billion as of March 31, 2010.  The decrease was primarily due to changes in foreign exchange related to Euro denominated commitments and invested capital in KKR’s private equity funds as well as distributions and redemptions.

FRE was $63.3 million for the quarter ended June 30, 2010, an increase of $10.1 million or 18.9% compared to pro forma FRE of $53.3 million for the quarter ended June 30, 2009.  For the six months ended June 30, 2010, FRE was $153.7 million, an increase of $60.8 million or 65.4% compared to pro forma FRE of $92.9 million for the six months ended June 30, 2009.  The increase over both comparative periods was due primarily to (i) higher transaction fees in the private markets segment as a result of the closing of more fee generating investments, (ii) higher capital markets fees as a result of increased activity within the capital markets and principal activities segment, and (iii) incentive fees earned in the public markets segment.  These increases were partially offset by higher compensation expense as a result of improved performance and increased other operating expenses in connection with the expansion of KKR’s business.

For the quarter ended June 30, 2010, ENI was $433.1 million, a decrease of $180.4 million or 29.4% compared to pro forma ENI of $613.5 million for the quarter ended June 30, 2009.  The decrease primarily reflects lower investment income resulting from lower levels of gains relating to KKR’s principal investments and lower net carried interest in its private equity portfolio.  While the fair value of KKR’s investments increased during the second quarter of 2010, the amount of net unrealized gains was lower than the amount recorded during the second quarter of 2009.

For the six months ended June 30, 2010, ENI was $1.1 billion, an increase of $491.9 million or 79.8% compared to pro forma ENI of $616.0 million for the six months ended June 30, 2009.  The increase reflects higher investment income resulting from higher levels of gains relating to KKR’s principal investments and higher net carried interest in its private equity portfolio.

Private Markets

AUM in the private markets segment was $41.0 billion as of June 30, 2010, an increase of $0.1 billion or 0.2% compared to AUM of $40.9 billion as of March 31, 2010.  The increase was primarily due to an increase in the fair value of KKR’s private equity portfolio, partially offset by distributions as a result of realizations.

FPAUM in the private markets segment was $35.3 billion as of June 30, 2010, a decrease of $0.6 billion or 1.6% compared to FPAUM of $35.9 billion as of March 31, 2010.  The decrease was primarily due to changes in foreign exchange related to Euro denominated commitments and invested capital in KKR’s private equity funds as well as distributions as a result of realizations, partially offset by new capital raised.

FRE in the private markets segment was $42.1 million for the quarter ended June 30, 2010, a decrease of $9.2 million or 18.0% compared to pro forma FRE of $51.3 million for the quarter ended June 30, 2009.  The decrease was due primarily to higher compensation expense and other operating expenses in connection with the expansion of KKR’s business, partially offset by higher transaction fees as a result of the closing of more fee generating investments.

FRE in the private markets segment was $98.3 million for the six months ended June 30, 2010, an increase of $4.9 million or 5.3% compared to pro forma FRE of $93.4 million for the six months ended June 30, 2009.  The increase was due primarily to higher transaction fees as a result of the closing of more fee generating investments, partially offset by higher compensation expense and other operating expenses in connection with the expansion of KKR’s business.

ENI in the private markets segment was $155.1 million for the quarter ended June 30, 2010, a decrease of $67.8 million or 30.4% compared to pro forma ENI of $223.0 million for the quarter ended June 30, 2009.  The decrease was due primarily to lower net carried interest.  Greater unrealized gains in KKR’s private equity portfolio this quarter drove higher gross carried interest, however, this increase was more than offset by increases in the allocation to the carry pool and management fee refunds as a result of certain funds becoming carry-earning in 2010.

ENI in the private markets segment was $348.9 million for the six months ended June 30, 2010, an increase of $136.6 million or 64.3% compared to pro forma ENI of $212.3 million for the six months ended June 30, 2009. The increase was due primarily to higher gross carried interest driven by greater unrealized gains in KKR’s private equity portfolio.  This increase was partially offset by increases in the allocation to the carry pool and management fee refunds.  As of June 30, 2010, the amount subject to management fee refunds, which may reduce carried interest in future periods, totaled $68.8 million.

Public Markets

AUM in the public markets segment was $13.4 billion as of June 30, 2010, a decrease of $0.4 billion or 2.9% compared to AUM of $13.8 billion as of March 31, 2010.  The decrease was primarily due to redemptions, partially offset by new capital raised during the quarter.

FPAUM in the public markets segment was $6.3 billion as of June 30, 2010, a decrease of $0.3 billion or 4.5% compared to FPAUM of $6.6 billion as of March 31, 2010.  The decrease was primarily due to redemptions, partially offset by new capital raised during the quarter.

FRE in the public markets segment was $11.8 million for the quarter ended June 30, 2010, an increase of $9.8 million compared to pro forma FRE of $1.9 million for the quarter ended June 30, 2009.  For the six months ended June 30, 2010, FRE was $27.4 million, an increase of $24.8 million compared to pro forma FRE of $2.7 million for the six months ended June 30, 2009.  The increase in both comparative periods was due primarily to incentive fees earned from KKR Financial Holdings LLC (“KFN”) as a result of KFN’s financial performance exceeding certain required benchmarks in the 2010 periods. No such fees were earned in the corresponding periods in 2009.

ENI in the public markets segment was $12.2 million for the quarter ended June 30, 2010, an increase of $11.7 million compared to pro forma ENI of $0.5 million for the quarter ended June 30, 2009.  For the six months ended June 30, 2010, ENI was $28.4 million, an increase of $27.9 million compared to pro forma ENI of $0.6 million for the six months ended June 30, 2009.  The increase in both comparative periods was due primarily to incentive fees earned from KFN as a result of KFN’s financial performance exceeding certain required benchmarks in the 2010 periods. No such fees were earned in the corresponding periods in 2009.

Capital Markets and Principal Activities

FRE in the capital markets and principal activities segment was $9.5 million for the quarter ended June 30, 2010, an increase of $9.4 million compared to pro forma FRE of less than $0.1 million for the quarter ended June 30, 2009.  For the six months ended June 30, 2010, FRE was $27.9 million, an increase of $31.1 million compared to pro forma FRE of $(3.1) million for the six months ended June 30, 2009. The increase in both comparative periods was due primarily to an increase in overall capital markets transaction activity resulting from an improvement in the capital markets environment from the prior period as well as the continued buildout of this business.

ENI in the capital markets and principal activities segment was $265.8 million for the quarter ended June 30, 2010, a decrease of $124.3 million or 31.9% compared to pro forma ENI of $390.1 million for the quarter ended June 30, 2009.  The decrease was due primarily to lower levels of net unrealized appreciation of KKR’s principal investments when compared to the prior period.

ENI in the capital markets and principal activities segment was $730.5 million for the six months ended June 30, 2010, an increase of $327.4 million or 81.2% compared to pro forma ENI of $403.1 million for the six months ended June 30, 2009. The increase was due primarily to higher levels of net unrealized appreciation of KKR’s principal investments when compared to the prior period.

CAPITAL AND LIQUIDITY

As of June 30, 2010, KKR had an available cash balance of $508.1 million and $314.1 million of outstanding debt obligations. As of June 30, 2010, KKR’s availability for further borrowings was approximately $1.6 billion (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of June 30, 2010).

KKR recently received an A rating from Fitch and an A- rating from Standard & Poor’s, in each case with a stable outlook.

As of June 30, 2010, KKR’s portion of total uncalled commitments to its investment funds was $1,070.8 million, consisting of the following (amounts in thousands):

Commitments
Private Markets
2006 Fund	$414,634
European III Fund	384,080
Asian Fund	171,254
E2 Investors (Annex Fund)	29,295
Natural Resources I	7,500
Other Private Markets Commitments	348
Total Private Markets Commitments	1,007,111

Public Markets
Mezzanine Fund	45,000
Capital Solutions Vehicles	18,700
Total Public Markets Commitments	63,700

Total Uncalled Commitments	$1,070,811

DISTRIBUTION

A distribution of $0.08 per common unit will be paid on September 8, 2010 to unitholders of record as of the close of business on August 24, 2010.

SUBSEQUENT EVENTS

KKR has elected not to proceed with the proposed public offering of $500 million in KKR common units and has applied to withdraw the related registration statement with the U.S. Securities and Exchange Commission.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be on held Tuesday, August 10, 2010 at 10:00 AM EDT.  The conference call may be accessed by dialing (888) 661-5167 (U.S. callers) or +1 (913) 981-5520 (non-U.S. callers); a pass code is not required.  Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Relations section of KKR’s website at http://www.kkr.com/kkr_ir/kkr_events.cfm.  A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers) / pass code 4833378, beginning approximately two hours after the broadcast.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KKR at www.kkr.com.  In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alerts” area in KKR’s Investment Relations section.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global alternative asset manager with $54.4 billion in assets under management as of June 30, 2010.  With over 600 people and 14 offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platforms. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to them. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to assets under management, fee paying assets under management, fee related earnings, economic net income, committed dollars invested, uncalled commitments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the risk that the anticipated benefits of the business combination with KKR & Co. (Guernsey) L.P. may not be achieved; the general volatility of the capital markets; changes in KKR’s business strategy; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR’s investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long-term and financial results are subject to significant volatility.  Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Registration Statement on Form S-1 (Reg. No. 333-165414) and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations:	Media Contact:
Jonathan Levin	Peter McKillop or Kristi Huller
Kohlberg Kravis Roberts & Co. L.P.	Kohlberg Kravis Roberts & Co. L.P.
Tel: +1 (877) 610-4910 (U.S.) / +1 (212) 230-9410	Tel:+ 1 (212) 750-8300
investor-relations@kkr.com	media@kkr.com

* * * * *

KKR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)

(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues
Fees	$87,070	$51,482	$193,101	$90,552
Expenses
Employee Compensation and Benefits	348,621	47,907	714,152	93,449
Occupancy and Related Charges	9,510	9,781	19,195	18,666
General, Administrative and Other	58,046	28,477	135,770	65,880
Fund Expenses	14,409	11,557	24,777	24,485
Total Expenses	430,586	97,722	893,894	202,480
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,031,568	2,218,980	3,318,121	1,498,131
Dividend Income	147,373	76,942	590,280	77,642
Interest Income	56,152	31,780	104,455	58,862
Interest Expense	(10,134)	(20,092)	(23,961)	(42,370)
Total Investment Income (Loss)	1,224,959	2,307,610	3,988,895	1,592,265
Income (Loss) Before Taxes	881,443	2,261,370	3,288,102	1,480,337
Income Taxes	31,283	159	44,735	1,690
Net Income (Loss)	850,160	2,261,211	3,243,367	1,478,647
Less: Net Income (Loss) Attributable to
Noncontrolling Interests in Consolidated Entities	676,816	1,895,385	2,663,946	1,167,404
Less: Net Income (Loss) Attributable to
Noncontrolling Interests Held by KKR Holdings L.P.	143,437	—	435,678	—
Net Income (Loss) Attributable to KKR & Co. L.P.	$29,907	$365,826	$143,743	$311,243

Net Income Attributable to KKR & Co. L.P. Per Common Unit (a)
Basic	$0.15		$0.70
Diluted (b)	$0.15		$0.70
Weighted Average Common Units
Basic	204,902,226		204,902,226
Diluted (b)	204,902,226		204,902,226

(a) Prior to the Business Combination, KKR’s business was conducted through a large number of entities as to which there was no single holding entity and no single capital structure upon which to calculate historical earnings per common unit information. Accordingly, earnings per common unit information has not been presented for historical periods prior to the Business Combination.

(b) For the quarter and six months ended June 30, 2010, 478,105,194 of KKR Holdings units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR

RECONCILIATION OF TOTAL REPORTABLE SEGMENTS FEE RELATED EARNINGS AND ECONOMIC NET INCOME

TO NET INCOME ATTRIBUTABLE TO KKR & CO L.P.  (GAAP BASIS - UNAUDITED)

(Amounts in thousands)

	Quarter Ended	Six Months Ended
	June 30, 2010	June 30, 2010
Total reportable segments fee related earnings	$63,336	$153,725
Investment income	370,589	955,380
Less: Income attributable to noncontrolling interests	(874)	(1,250)
Economic net income (loss)	433,051	1,107,855
Income taxes	(31,283)	(44,735)
Amortization of intangibles and other, net	(1,341)	(3,857)
Non-cash equity based charges	(227,083)	(479,842)
Allocation to noncontrolling interests held by KKR Holdings L.P.	(143,437)	(435,678)
Net income attributable to KKR & Co. L.P.	$29,907	$143,743

	Quarter Ended	Six Months Ended
	June 30, 2009 (a)	June 30, 2009 (a)
Total pro forma reportable segments fee related earnings	$53,265	$92,917
Investment income	560,788	523,950
Less: Income attributable to noncontrolling interests	(566)	(873)
Pro forma economic net income (loss)	613,487	615,994
Allocation to carry pool	22,741	22,433
Carry allocated to former KKR principals	38,144	29,262
Income on capital invested by or on behalf of KKR principals prior to completion of the Business Combination	38,734	14,836
Economic interests associated with the KKR 1996 Fund	36,889	26,569
Elimination of management fees paid by KPE prior to completion of Business Combination	9,409	17,641
Financial results of KPE	(388,753)	(404,334)
Certain compensation adjustments	(4,251)	(8,502)
Income attributable to noncontrolling interests	532	928
Total actual economic net income (loss)	$366,932	$314,827
Income taxes	(159)	(1,690)
Amortization of intangibles and other, net	(947)	(1,894)
Net income attributable to KKR & Co. L.P.	$365,826	$311,243

(a)          The 2009 segment financial information is presented on a pro forma basis to give effect to the Business Combination and related transactions as if they were completed on January 1, 2009 whereas the 2009 GAAP financial information is presented on an actual basis.  Accordingly, the reconciliations of segment financial information to GAAP financial information for the 2009 periods is presented in two parts:  (i) a reconciliation of 2009 pro forma segment financial information to 2009 actual segment financial information, and (ii) a reconciliation of 2009 actual segment financial information to 2009 actual GAAP information.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Six Months Ended
	Actual	Actual	Pro Forma*	Actual	Pro Forma*
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Fees
Management and incentive fees:
Management fees	$110,669	$111,029	$109,019	$221,698	$216,657
Incentive fees	8,350	12,500	—	20,850	—
Management and incentive fees	119,019	123,529	109,019	242,548	216,657

Monitoring and transaction fees:
Monitoring fees	20,512	22,532	20,954	43,044	42,914
Transaction fees	37,441	55,534	14,376	92,975	14,567
Fee credits	(15,278)	(14,267)	(8,794)	(29,545)	(10,516)
Net monitoring and transaction fees	42,675	63,799	26,536	106,474	46,965

Total fees	161,694	187,328	135,555	349,022	263,622

Expenses
Employee compensation and benefits	49,431	52,253	38,684	101,684	78,705
Other operating expenses	48,927	44,686	43,606	93,613	92,000
Total expenses	98,358	96,939	82,290	195,297	170,705

Fee Related Earnings	63,336	90,389	53,265	153,725	92,917

Investment income (loss)
Gross carried interest	229,494	323,211	195,213	552,705	145,070
Less: allocation to KKR carry pool	(96,029)	(99,382)	(27,606)	(195,411)	(28,303)
Less: management fee refunds	(17,907)	(83,740)	—	(101,647)	—
Net carried interest	115,558	140,089	167,607	255,647	116,767
Other investment income (loss)	255,031	444,702	393,181	699,733	407,183
Total investment income (loss)	370,589	584,791	560,788	955,380	523,950

Income (Loss) before noncontrolling interests in Income of consolidated entities	433,925	675,180	614,053	1,109,105	616,867
Income (Loss) attributable to noncontrolling interests	874	376	566	1,250	873

Economic Net Income (Loss)	$433,051	$674,804	$613,487	$1,107,855	$615,994

Assets Under Management	$54,398,300	$54,708,700	$46,865,800	$54,398,300	$46,865,800
Fee Paying Assets Under Management	$41,643,400	$42,528,900	$41,994,700	$41,643,400	$41,994,700
Committed Dollars Invested	$1,113,200	$1,142,700	$562,900	$2,255,900	$580,900
Uncalled Commitments	$13,264,200	$14,234,800	$14,695,766	$13,264,200	$14,695,766

*  All amounts indicated in this press release as being presented on a pro forma basis give effect to the Business Combination and related transactions as if they were completed on January 1, 2009.  See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PRIVATE MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Six Months Ended
	Actual	Actual	Pro Forma	Actual	Pro Forma
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Fees
Management and incentive fees:
Management fees	$97,046	$98,160	$97,089	$195,206	$192,698
Incentive fees	—	—	—	—	—
Management and incentive fees	97,046	98,160	97,089	195,206	192,698

Monitoring and transaction fees:
Monitoring fees	20,512	22,532	20,954	43,044	42,914
Transaction fees	20,128	25,114	10,400	45,242	10,400
Fee credits	(13,872)	(10,077)	(8,794)	(23,949)	(10,516)
Net monitoring and transaction fees	26,768	37,569	22,560	64,337	42,798

Total fees	123,814	135,729	119,649	259,543	235,496

Expenses
Employee compensation and benefits	38,463	40,841	30,811	79,304	63,430
Other operating expenses	43,237	38,671	37,498	81,908	78,678
Total expenses	81,700	79,512	68,309	161,212	142,108

Fee Related Earnings	42,114	56,217	51,340	98,331	93,388

Investment income (loss)
Gross carried interest	228,413	322,840	195,213	551,253	145,070
Less: allocation to KKR carry pool	(95,597)	(99,233)	(27,606)	(194,830)	(28,303)
Less: management fee refunds	(17,907)	(83,740)	—	(101,647)	—
Net carried interest	114,909	139,867	167,607	254,776	116,767
Other investment income (loss)	(1,462)	(2,594)	4,520	(4,056)	3,089
Total investment income (loss)	113,447	137,273	172,127	250,720	119,856

Income (Loss) before noncontrolling interests in Income of consolidated entities	155,561	193,490	223,467	349,051	213,244
Income (Loss) attributable to noncontrolling interests	436	(250)	513	186	933

Economic Net Income (Loss)	$155,125	$193,740	$222,954	$348,865	$212,311

Assets Under Management	$41,031,100	$40,943,100	$33,686,100	$41,031,100	$33,686,100
Fee Paying Assets Under Management	$35,317,500	$35,901,900	$36,813,800	$35,317,500	$36,813,800
Committed Dollars Invested	$1,055,500	$995,500	$562,900	$2,051,000	$580,900
Uncalled Commitments	$11,901,100	$12,844,300	$14,695,766	$11,901,100	$14,695,766

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

PUBLIC MARKETS SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Six Months Ended
	Actual	Actual	Pro Forma	Actual	Pro Forma
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Fees
Management and incentive fees:
Management fees	$13,623	$12,869	$11,930	$26,492	$23,959
Incentive fees	8,350	12,500	—	20,850	—
Management and incentive fees	21,973	25,369	11,930	47,342	23,959

Monitoring and transaction fees:
Monitoring fees	—	—	—	—	—
Transaction fees	2,330	5,823	—	8,153	—
Fee credits	(1,406)	(4,190)	—	(5,596)	—
Net monitoring and transaction fees	924	1,633	—	2,557	—

Total fees	22,897	27,002	11,930	49,899	23,959

Expenses
Employee compensation and benefits	7,474	7,142	5,426	14,616	10,579
Other operating expenses	3,673	4,165	4,603	7,838	10,724
Total expenses	11,147	11,307	10,029	22,454	21,303

Fee Related Earnings	11,750	15,695	1,901	27,445	2,656

Investment income (loss)
Gross carried interest	1,081	371	—	1,452	—
Less: allocation to KKR carry pool	(432)	(149)	—	(581)	—
Less: management fee refunds	—	—	—	—	—
Net carried interest	649	222	—	871	—
Other investment income (loss)	(126)	508	(1,411)	382	(2,071)
Total investment income (loss)	523	730	(1,411)	1,253	(2,071)

Income (Loss) before noncontrolling interests in Income of consolidated entities	12,273	16,425	490	28,698	585
Income (Loss) attributable to noncontrolling interests	110	145	19	255	27

Economic Net Income (Loss)	$12,163	$16,280	$471	$28,443	$558

Assets Under Management	$13,367,200	$13,765,600	$13,179,700	$13,367,200	$13,179,700
Fee Paying Assets Under Management	$6,325,900	$6,627,000	$5,180,900	$6,325,900	$5,180,900
Committed Dollars Invested	$57,700	$147,200	$—	$204,900	$—
Uncalled Commitments	$1,363,100	$1,390,500	$—	$1,363,100	$—

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)

(Amounts in thousands)

	Quarter Ended			Six Months Ended
	Actual	Actual	Pro Forma	Actual	Pro Forma
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Fees
Management and incentive fees:
Management fees	$—	$—	$—	$—	$—
Incentive fees	—	—	—	—	—
Management and incentive fees	—	—	—	—	—

Monitoring and transaction fees:
Monitoring fees	—	—	—	—	—
Transaction fees	14,983	24,597	3,976	39,580	4,167
Fee credits	—	—	—	—	—
Net monitoring and transaction fees	14,983	24,597	3,976	39,580	4,167

Total fees	14,983	24,597	3,976	39,580	4,167

Expenses
Employee compensation and benefits	3,494	4,270	2,447	7,764	4,696
Other operating expenses	2,017	1,850	1,505	3,867	2,598
Total expenses	5,511	6,120	3,952	11,631	7,294

Fee Related Earnings	9,472	18,477	24	27,949	(3,127)

Investment income (loss)
Gross carried interest	—	—	—	—	—
Less: allocation to KKR carry pool	—	—	—	—	—
Less: management fee refunds	—	—	—	—	—
Net carried interest	—	—	—	—	—
Other investment income (loss)	256,619	446,788	390,072	703,407	406,165
Total investment income (loss)	256,619	446,788	390,072	703,407	406,165

Income (Loss) before noncontrolling interests in Income of consolidated entities	266,091	465,265	390,096	731,356	403,038
Income (Loss) attributable to noncontrolling interests	328	481	34	809	(87)

Economic Net Income (Loss)	$265,763	$464,784	$390,062	$730,547	$403,125

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended June 30, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$97,046	$13,623	$—	$110,669
Incentive fees	—	8,350	$—	8,350
Management and incentive fees	97,046	21,973	—	119,019

Monitoring and transaction fees:
Monitoring fees	20,512	—	—	20,512
Transaction fees	20,128	2,330	14,983	37,441
Fee credits	(13,872)	(1,406)	—	(15,278)
Net monitoring and transaction fees	26,768	924	14,983	42,675

Total fees	123,814	22,897	14,983	161,694

Expenses
Employee compensation and benefits	38,463	7,474	3,494	49,431
Other operating expenses	43,237	3,673	2,017	48,927
Total expenses	81,700	11,147	5,511	98,358

Fee Related Earnings	42,114	11,750	9,472	63,336

Investment income (loss)
Gross carried interest	228,413	1,081	—	229,494
Less: allocation to KKR carry pool	(95,597)	(432)	—	(96,029)
Less: management fee refunds	(17,907)	—	—	(17,907)
Net carried interest	114,909	649	—	115,558
Other investment income (loss)	(1,462)	(126)	256,619	255,031
Total investment income (loss)	113,447	523	256,619	370,589

Income (Loss) before noncontrolling interests in Income of consolidated entities	155,561	12,273	266,091	433,925
Income (Loss) attributable to noncontrolling interests	436	110	328	874

Economic Net Income (Loss)	$155,125	$12,163	$265,763	$433,051

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Quarter Ended March 31, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$98,160	$12,869	$—	$111,029
Incentive fees	—	12,500	—	12,500
Management and incentive fees	98,160	25,369	—	123,529

Monitoring and transaction fees:
Monitoring fees	22,532	—	—	22,532
Transaction fees	25,114	5,823	24,597	55,534
Fee credits	(10,077)	(4,190)	—	(14,267)
Net monitoring and transaction fees	37,569	1,633	24,597	63,799

Total fees	135,729	27,002	24,597	187,328

Expenses
Employee compensation and benefits	40,841	7,142	4,270	52,253
Other operating expenses	38,671	4,165	1,850	44,686
Total expenses	79,512	11,307	6,120	96,939

Fee Related Earnings	56,217	15,695	18,477	90,389

Investment income (loss)
Gross carried interest	322,840	371	—	323,211
Less: allocation to KKR carry pool	(99,233)	(149)	—	(99,382)
Less: management fee refunds	(83,740)	—	—	(83,740)
Net carried interest	139,867	222	—	140,089
Other investment income (loss)	(2,594)	508	446,788	444,702
Total investment income (loss)	137,273	730	446,788	584,791

Income (Loss) before noncontrolling interests in Income of consolidated entities	193,490	16,425	465,265	675,180
Income (Loss) attributable to noncontrolling interests	(250)	145	481	376

Economic Net Income (Loss)	$193,740	$16,280	$464,784	$674,804

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - PRO FORMA (UNAUDITED)

Quarter Ended June 30, 2009

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$97,089	$11,930	$—	$109,019
Incentive fees	—	—	—	—
Management and incentive fees	97,089	11,930	—	109,019

Monitoring and transaction fees:
Monitoring fees	20,954	—	—	20,954
Transaction fees	10,400	—	3,976	14,376
Fee credits	(8,794)	—	—	(8,794)
Net monitoring and transaction fees	22,560	—	3,976	26,536

Total fees	119,649	11,930	3,976	135,555

Expenses
Employee compensation and benefits	30,811	5,426	2,447	38,684
Other operating expenses	37,498	4,603	1,505	43,606
Total expenses	68,309	10,029	3,952	82,290

Fee Related Earnings	51,340	1,901	24	53,265

Investment income (loss)
Gross carried interest	195,213	—	—	195,213
Less: allocation to KKR carry pool	(27,606)	—	—	(27,606)
Less: management fee refunds	—	—	—	—
Net carried interest	167,607	—	—	167,607
Other investment income (loss)	4,520	(1,411)	390,072	393,181
Total investment income (loss)	172,127	(1,411)	390,072	560,788

Income (Loss) before noncontrolling interests in Income of consolidated entities	223,467	490	390,096	614,053
Income (Loss) attributable to noncontrolling interests	513	19	34	566

Economic Net Income (Loss)	$222,954	$471	$390,062	$613,487

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)

Six Months Ended June 30, 2010

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$195,206	$26,492	$—	$221,698
Incentive fees	—	20,850	—	20,850
Management and incentive fees	195,206	47,342	—	242,548

Monitoring and transaction fees:
Monitoring fees	43,044	—	—	43,044
Transaction fees	45,242	8,153	39,580	92,975
Fee credits	(23,949)	(5,596)	—	(29,545)
Net monitoring and transaction fees	64,337	2,557	39,580	106,474

Total fees	259,543	49,899	39,580	349,022

Expenses
Employee compensation and benefits	79,304	14,616	7,764	101,684
Other operating expenses	81,908	7,838	3,867	93,613
Total expenses	161,212	22,454	11,631	195,297

Fee Related Earnings	98,331	27,445	27,949	153,725

Investment income (loss)
Gross carried interest	551,253	1,452	—	552,705
Less: allocation to KKR carry pool	(194,830)	(581)	—	(195,411)
Less: management fee refunds	(101,647)	—	—	(101,647)
Net carried interest	254,776	871	—	255,647
Other investment income (loss)	(4,056)	382	703,407	699,733
Total investment income (loss)	250,720	1,253	703,407	955,380

Income (Loss) before noncontrolling interests in Income of consolidated entities	349,051	28,698	731,356	1,109,105
Income (Loss) attributable to noncontrolling interests	186	255	809	1,250

Economic Net Income (Loss)	$348,865	$28,443	$730,547	$1,107,855

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

STATEMENTS OF OPERATIONS

TOTAL REPORTABLE SEGMENTS - PRO FORMA (UNAUDITED)

Six Months Ended June 30, 2009

(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$192,698	$23,959	$—	$216,657
Incentive fees	—	—	—	—
Management and incentive fees	192,698	23,959	—	216,657

Monitoring and transaction fees:
Monitoring fees	42,914	—	—	42,914
Transaction fees	10,400	—	4,167	14,567
Fee credits	(10,516)	—	—	(10,516)
Net monitoring and transaction fees	42,798	—	4,167	46,965

Total fees	235,496	23,959	4,167	263,622

Expenses
Employee compensation and benefits	63,430	10,579	4,696	78,705
Other operating expenses	78,678	10,724	2,598	92,000
Total expenses	142,108	21,303	7,294	170,705

Fee Related Earnings	93,388	2,656	(3,127)	92,917

Investment income (loss)
Gross carried interest	145,070	—	—	145,070
Less: allocation to KKR carry pool	(28,303)	—	—	(28,303)
Less: management fee refunds	—	—	—	—
Net carried interest	116,767	—	—	116,767
Other investment income (loss)	3,089	(2,071)	406,165	407,183
Total investment income (loss)	119,856	(2,071)	406,165	523,950

Income (Loss) before noncontrolling interests in Income of consolidated entities	213,244	585	403,038	616,867
Income (Loss) attributable to noncontrolling interests	933	27	(87)	873

Economic Net Income (Loss)	$212,311	$558	$403,125	$615,994

See notes to KKR’s unaudited reportable segments on page 23 of this press release.

KKR

BALANCE SHEETS

TOTAL REPORTABLE SEGMENTS (UNAUDITED)

(Amounts in thousands, except unit and per unit amounts)

	As of June 30, 2010
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and cash equivalents	$159,131	$13,844	$335,151		$508,126
Investments	—	—	4,450,147	(a)	4,450,147
Unrealized carry	360,520	872	—		361,392
Other assets	124,223	56,066	30,621		210,910
Total assets	$643,874	$70,782	$4,815,919		$5,530,575

Debt obligations	$—	$—	$314,051		$314,051
Other liabilities	123,604	11,570	31,426		166,600
Total liabilities	123,604	11,570	345,477		480,651

Noncontrolling interests	(1,057)	222	19,414		18,579

Partners’ capital	$521,327	$58,990	$4,451,028		$5,031,345

Book value per unit (b)	$0.76	$0.09	$6.52		$7.37

	As of December 31, 2009
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Cash and cash equivalents	$51,015	$9,089	$496,554	$556,658
Investments	—	—	4,108,359	4,108,359
Unrealized carry	156,149	—	—	156,149
Other assets	154,964	53,319	55,219	263,502
Total assets	$362,128	$62,408	$4,660,132	$5,084,668

Debt obligations	$—	$—	$733,697	$733,697
Other liabilities	84,936	12,300	85,802	183,038
Total liabilities	84,936	12,300	819,499	916,735

Noncontrolling interests	130	527	14,392	15,049

Partners’ capital	$277,062	$49,581	$3,826,241	$4,152,884

Book value per unit (b)	$0.41	$0.07	$5.60	$6.08

(a) See Capital Markets and Principal Activities segment schedule of investments that follows in this press release

(b) Book value per unit is based on 683,007,420 units on a fully diluted basis giving effect to the common units  that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT - SCHEDULE OF INVESTMENTS

(Amounts in thousands, except percentage amounts)

	As of June 30, 2010
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Private Equity Investments:
Co-investments in portfolio companies of private equity funds:
Dollar General Corporation	$183,332	$577,233	13.0%
HCA Inc.	201,444	455,037	10.2
Alliance Boots GmbH.	301,352	268,913	6.0
The Nielsen Company B.V.	156,839	219,574	4.9
Biomet, Inc.	151,443	151,443	3.4
NXP B.V.	250,000	125,000	2.8
U.S. Foodservice, Inc.	100,000	90,000	2.0
First Data Corporation	135,258	81,155	1.8
Energy Future Holdings Corp.	200,000	60,000	1.3
ProSiebenSat.1 Media AG	226,913	42,592	1.0
KION Group GmbH.	128,058	26,975	0.6
PagesJaunes Groupe S.A.	235,201	25,681	0.6
Capmark Financial Group Inc.	137,321	—	—
	2,407,161	2,123,603	47.7
Private equity funds:
KKR 2006 Fund L.P.	1,176,414	1,239,622	27.9
KKR Millennium Fund L.P.	197,664	178,721	4.0
KKR European Fund, Limited Partnership	160,690	165,796	3.7
KKR European Fund III, Limited Partnership	156,810	152,976	3.4
KKR Asian Fund L.P.	123,382	140,372	3.2
KKR European Fund II, Limited Partnership	96,387	68,161	1.5
KKR E2 Investors, L.P.	10,961	12,723	0.3
	1,922,308	1,958,371	44.0

Other Investments	411,179	368,173	8.3

Total Investments	$4,740,648	$4,450,147	100.0%

KKR

CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT - SCHEDULE OF INVESTMENTS (CONTINUED)

(Amounts in thousands, except percentage amounts)

	As of June 30, 2010
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Significant Aggregate Investments: (a)
Dollar General Corporation	$264,880	$798,952	18.0%
HCA Inc.	260,920	574,420	12.9
Alliance Boots GmbH	443,114	407,054	9.1
Biomet, Inc.	256,358	256,358	5.8
The Nielsen Company B.V.	172,841	240,698	5.4
	1,398,113	2,277,482	51.2
Other Portfolio Companies (b)	2,931,356	1,804,492	40.5
Other Investments	411,179	368,173	8.3
Total Investments	$4,740,648	$4,450,147	100.0%

Investments by Geography:
North America	$2,559,013	$2,995,747	67.3%
Europe	1,771,306	1,029,109	23.1
Asia Pacific	410,329	425,291	9.6
Total Investments	$4,740,648	$4,450,147	100.0%

Investments by Industry:
Healthcare	$1,019,662	$1,290,725	29.0%
Retail	600,909	1,072,761	24.1
Financial Services	901,688	569,798	12.8
Media/Telecom	763,570	409,289	9.2
Technology	467,304	372,520	8.4
Industrial	338,061	268,244	6.0
Energy	456,923	267,954	6.0
Consumer Products	171,290	177,822	4.0
Other	21,241	21,034	0.5
Total Investments	$4,740,648	$4,450,147	100.0%

(a) The significant aggregate private equity investments include the co-investment in the underlying portfolio company and the limited partner and/or general partner interests equal to the pro rata share of KKR’s private equity fund investment with fair values in excess of 5% of the Capital Markets and Principal Activities Segment investments balance as of June 30, 2010.

(b) Other portfolio companies include aggregate private equity investments in portfolio companies with individual fair values less than 5% of the Capital Markets and Principal Activities Segment investments balance as of June 30, 2010.

KKR

ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT

(Amounts in thousands)

Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments

AUM as of March 31, 2010	$40,943,100	$13,765,600	54,708,700
New Capital Raised	184,900	144,700	329,600
Distributions	(811,800)	(512,500)	(1,324,300)
Foreign Exchange	(299,400)	—	(299,400)
Change in Value	1,014,300	(30,600)	983,700
AUM as of June 30, 2010	$41,031,100	$13,367,200	$54,398,300

Fee Paying Assets Under Management

	Private Markets Segment	Public Markets Segment	Total Reportable Segments

FPAUM as of March 31, 2010	$35,901,900	$6,627,000	$42,528,900
New Capital Raised	184,500	144,300	328,800
Distributions	(110,300)	(512,500)	(622,800)
Foreign Exchange	(660,100)	—	(660,100)
Change in Value	1,500	67,100	68,600
FPAUM as of June 30, 2010	$35,317,500	$6,325,900	$41,643,400

KKR

INVESTMENT VEHICLE SUMMARY (UNAUDITED)

As of June 30, 2010

(Amounts in millions, except percentages)

	Investment Period		Amount
					Percentage
	Commencement	End		Uncalled	Committed by			Remaining
	Date	Date	Commitment	Commitments	General Partner	Invested	Realized	Cost	Fair Value
Private Markets
Traditional Funds
E2 Investors (Annex Fund)	8/2009	11/2011	$523.8	$389.0	4.3%	$134.8	$—	$134.8	$155.1
European Fund III	3/2008	3/2014	5,721.4	3,878.5	4.7%	1,842.9	—	1,842.9	1,723.2
Asian Fund	7/2007	7/2013	4,000.0	2,306.9	2.5%	1,693.1	—	1,693.1	1,988.5
2006 Fund	9/2006	9/2012	17,642.2	4,636.7	2.1%	13,005.5	711.7	12,303.2	13,885.9
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	658.3	5,439.1	3,598.9
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	5,523.1	4,385.3	5,509.6
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	6,214.3	565.6	1,929.3

Total Traditional Funds			42,723.6	11,211.1		31,512.5	13,107.4	26,364.0	28,790.5

Co-Investment and Other
Co-Investment Vehicles	Various	Various	1,847.7	432.5	Various	1,415.2	189.9	1,357.7	1,874.5
Natural Resources I	3/2010	(1)	257.5	257.5	2.9%	—	—	—	—

Total Co-Investment and Other			2,105.2	690.0		1,415.2	189.9	1,357.7	1,874.5

Private Markets Total			44,828.8	11,901.1		32,927.7	13,297.3	27,721.7	30,665.0

Public Markets
Capital Solutions Vehicles	Various	Various	1,187.7	934.5	Various	253.2	—	253.2	264.7
Mezzanine Fund	3/2010	3/2015	428.6	428.6	10.5%	—	—	—	—

Public Markets Total			1,616.3	1,363.1		253.2	—	253.2	264.7

Total			$46,445.1	$13,264.2		$33,180.9	$13,297.3	$27,974.9	$30,929.7

(1) Third anniversary of the first acquisition.

KKR

DISTRIBUTION CALCULATION

(Amounts in thousands, except unit and per unit amounts)

Quarter Ended
June 30, 2010

FRE	$63,336
Realized cash carry	16,343
Less: local income taxes	(1,720)
Less: noncontrolling interests	(874)
Gross distributable earnings	77,085
Earnings attributable to KKR & Co. L.P. (30%)	23,126
Less: estimated current corporate income taxes	(6,990)
Plus: tax distribution	—
Net cash available for distribution	16,136
Outstanding KKR & Co. L.P. units	204,902,226
Distribution per KKR & Co. L.P. unit	$0.08

During the second quarter of 2010, $0.0290 of U.S. federal tax withholding per KKR common unit was withheld on behalf of KKR unitholders by various entities through which KKR operates its businesses as required under U.S. tax laws.  This amount will be reported as a distribution in each KKR unitholder’s 2010 Schedule K-1 for U.S. federal tax reporting purposes.

Prior to July 15, 2010, distributions made to KKR & Co. (Guernsey) L.P. (a Guernsey limited partnership formerly listed on Euronext Amsterdam), by KKR Management Holdings Corp. (a Delaware corporation) were subject to U.S. federal tax withholding at a rate of 30%. By July 15, 2010, KKR & Co. L.P. (a Delaware limited partnership) was listed on the New York Stock Exchange in replacement of KKR & Co. (Guernsey) L.P. as the relevant publicly traded partnership of KKR’s unitholders, and KKR & Co. L.P. became the successor of KKR & Co. (Guernsey) L.P. for U.S. federal tax reporting purposes.  Because distributions between U.S. entities generally do not give rise to a withholding obligation, distributions by KKR Management Holdings Corp. to KKR & Co. L.P. are not subject to U.S. federal tax withholding.

To the extent the distribution for the quarter ended June 30, 2010 by KKR & Co. L.P. to its unitholders is allocable to non-U.S. persons for U.S. federal tax reporting purposes, withholding is expected to be imposed by the intermediaries through which those unitholders own their KKR & Co. L.P. units based upon the Qualified Notice to be issued by KKR & Co. L.P. prior to the time of such distribution.

DISTRIBUTION POLICY

For the purposes of KKR’s distribution policy, its distributions are expected to consist of an amount initially consisting of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) certain tax distributions, if any.  This amount is expected to be reduced by (i) corporate and applicable local taxes if any, (ii) noncontrolling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement.  There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unitholder’s actual U.S. or non-U.S. tax liability.

Notes to the Unaudited Reportable Segments

The reportable segments are presented prior to giving effect to the allocation of income between KKR & Co. L.P. and KKR Holdings L.P. and as such represents the business in total.  KKR’s allocable portion of FRE and ENI would be calculated as approximately 30% of the amounts presented less applicable income taxes.

The FRE and ENI previously reported for periods prior to October 1, 2009 did not reflect certain adjustments that are applicable for periods after October 1, 2009 as a result of the Business Combination, which include items such as:

•                  the exclusion of approximately 40% of the carry allocated to KKR principals pursuant to its carry pool;

•                  the exclusion of carry allocated to former KKR principals;

•                  the exclusion of the capital invested by or on behalf of the general partners of KKR’s private equity funds before the completion of the Business Combination and any returns thereon;

•                  the exclusion of the economic interests associated with the KKR 1996 Fund;

•                  the elimination of management fees paid by KKR & Co. (Guernsey) L.P. formerly known as KKR Private Equity Investors, L.P. (“KPE”), prior to the Business Combination, to KKR’s management companies;

•                  the inclusion of the financial results of KPE; and

•                  certain compensation adjustments including: (a) the exclusion of bonuses earned by certain of KKR’s principals which will not be borne by public investors and (b) the inclusion of salaries for KKR’s senior principals.

Given the significance of these adjustments, the comparisons to all periods prior to October 1, 2009 in this press release are on a pro forma basis giving effect to the adjustments above.  For a further discussion of adjustments related to the Business Combination please refer to KKR’s registration statement on Form S-1 (Registration No. 333-165414), which is available at the SEC’s website at www.sec.gov.

Key performance measures used in evaluating KKR’s reportable business segments are summarized below.  These measures are used by management for its segments in making resource deployment and other operational decisions.

Fee related earnings (“FRE”) is comprised of segment operating revenues, less segment operating expenses. The components of FRE on a segment basis differ from the equivalent U.S. GAAP amounts on a combined basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of expenses of consolidated funds; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges; (vi) the exclusion of certain reimbursable expenses and (vii) the exclusion of certain non-recurring items.

Economic net income (“ENI”) is a measure of profitability for KKR’s reportable segments and is comprised of: (i) FRE; plus (ii) segment investment income, which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income on a U.S. GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; and (iv) the value of outstanding structured finance vehicles. You should note that KKR’s calculation of AUM may differ from the calculations of other asset managers and, as a result, its measurements of AUM may not be comparable to similar measures presented by other asset managers. KKR’s definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds, vehicles or accounts that it manages.

Notes to KKR’s Unaudited Reportable Segments (Continued)

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees.    FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest); and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles during a given period. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR.

Uncalled commitments represent unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments.

The following should be considered when reviewing KKR’s reportable segments:

Fee Credits require KKR to share a portion of any monitoring and transaction fees received from portfolio companies with limited partners in certain of its investment funds.  Fee credits exclude fees that are not attributable to a fund’s investment in a portfolio company and generally amount to 80% of monitoring and transaction fees after fund related expenses are recovered.

KKR Carry Pool represents a portion of the carried interest earned in relation to certain of KKR’s active and future investment funds and co-investment vehicles that will be allocated to its principals, other professionals and selected other individuals.

Management Fee Refunds represent 20% of any cash management fees earned from limited partners in the event that certain of KKR’s investment funds recognize a carried interest.  At such time as the fund recognizes a carried interest in an amount sufficient to cover 20% of the management fees earned or a portion thereof, carried interest is reduced, not to exceed 20% of management fees earned.

Noncontrolling interests represent economic interests that will (i) allocate to a former principal an aggregate of 1% of profits and losses of its management companies until a future date and (ii) allocate to a third party investor an aggregate of 2% of the equity in its capital markets business.